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                                                                     EXHIBIT 3.2

                            PathoGenesis Corporation

                                    BY-LAWS

                      [as amended through April 13, 1999]

                                   Section 1

                                    Offices

          The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

                                   Section 2

                                  Stockholders

          2.1. Annual Meeting. An annual meeting of stockholders for the purposes of electing Directors and of transacting such other business as may properly be brought before it shall be held each year at such date, time, and place, either within or without the State of Delaware, as may be specified by the Board. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection 2.1.

          Any nomination of a person to serve on the Board and any proposal of business to be considered by stockholders at an annual meeting of stockholders may be made (a) pursuant to the corporation's notice of such meeting, (b) by or at the direction of the Board or (c) by any stockholder of the corporation who was a stockholder of record at the time such person gave the notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

          For a nomination or other proposal to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to and received at the principal office of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be described in solicitations
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of proxies for election of directors, or is otherwise required, in each case in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          Notwithstanding anything in the second sentence of the third paragraph of this Section 2.1 to the contrary, in the event that the number of directors to be elected to the Board of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          Only such persons who are nominated in accordance with the procedures set forth in these By-Laws (including without limitation this Section 2.1 and Section 2.2) shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

          For purposes of this By-Law and Section 2.2 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          Notwithstanding the foregoing provisions of this By-Law and Section
2.2 of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law or Section 2.2. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          2.2 Special Meetings; Action by Written Consent of Shareholders. Subject to the rights of holders of any series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of

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Preferred Stock, special meetings of stockholders for any purpose or purposes may be held at any time only upon call of the Chairman of the Board, if any, the Chief Executive Officer, the Secretary, or a majority of the Board, at such time and place either within or without the State of Delaware as may be stated in the notice. Any action which would be taken at any special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by stockholders who together own of record not less than 66-2/3% of the outstanding stock of all classes entitled to vote with respect to the subject matter thereof (as determined in accordance with subsection 2.6.2 hereof) and
(b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this section, within sixty days of the earliest dated consent delivered to the corporation in the manner required by this section. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

          Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or (b) provided that the board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice that would, if such meeting were an annual meeting, be required by the third paragraph of section 2.1 hereof shall be delivered to the Secretary at the principal offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

          In the event of the delivery, in the manner provided by the first paragraph of this Section 2.2 to the corporation of the requisite written consent or consents to take corporate

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action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with the first paragraph of this Section 2.2 represent at least the minimum number of votes that would be necessary to take the corporate action in accordance with the first paragraph of this Section 2.2. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any other stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          Any previously scheduled special meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting may be cancelled, by resolution of the Board upon public notice given prior to the date previously scheduled for the meeting.

          2.3. Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

          2.4. Notice of Meeting. The corporation shall cause to be delivered to each stockholder entitled to notice of or to vote at an annual or special meeting either personally or by mail, not less than 10 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid.

          2.5.  Waiver of Notice.

          2.5.1. Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.5.2. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          2.6.  Fixing of Record Date for Determining Stockholders.

          2.6.1. Meetings. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders of any adjournment thereof, the Board may fix a

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record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          2.6.2. Consent to Corporate Action Without a Meeting. For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

          2.6.3. Dividends, Distributions and Other Rights. For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          2.7. Voting List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to

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be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

          2.8. Quorum and Adjournment. A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of the adjourned meeting need by given, except as required by law. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          2.9. Manner of Acting. In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

          2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholders by proxy executed in writing by the stockholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

          2.11 Voting of Shares. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

          2.12 Voting for Directors. Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote.

          2.13. Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint one or more inspectors, which inspector or inspectors may include

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individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

          The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                   Section 3

                               Board of Directors

          3.1. General Powers. The business and affairs of the corporation shall be managed by the Board. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

          3.2. Number and Tenure. The Board shall be composed of not less than three nor more than 10 Directors, the specific number to be set by resolution of the Board or the stockholders. The number of Directors may be changed from time to time by amendment to these By-Laws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 1996; the Directors appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 1997; and the Directors appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 1998, with the members of each class to hold office until their respective successors are elected and qualified. At each succeeding annual meeting the stockholders of the corporation, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of Directors of the corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the outstanding stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. Directors need not be stockholders of the corporation or residents of the State of Delaware.

          3.3. Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders, or at such other time and place after the annual meeting of stockholders and not later than the

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next business day after such meeting as specified in a notice of such annual board meeting given by the Chairman of corporation to all nominees for director at least two days before the meeting. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

          3.4. Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

          3.5. Meetings by Telephone. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

          3.6. Notice of Special Meetings. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

          3.6.1. Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

          3.6.2. Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown in the records of the corporation with postage prepaid at least five days before the meeting.

          3.6.3. Delivery by Facsimile. If notice is delivered by facsimile, the notice shall be deemed effective if it is transmitted to a facsimile number provided by a Director for that purpose from time to time and successful transmission thereof is confirmed at least three days before the meeting.

          3.6.4. Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

          3.7.  Waiver of Notice.

          3.7.1. In Writing. Whenever any notice is required to be given to any Director under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the

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purpose of, any Regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

          3.7.2. By Attendance. The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          3.8. Quorum. A majority of the total number of Directors fixed by or in the manner provided in these By-Laws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

          3.9. Manner of Acting. The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these By-Laws, the Certificate of Incorporation or the General Corporation Law of Delaware.

          3.10. Presumption of Assent. A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

          3.11. Action by Board or Committees Without a Meeting. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

          3.12. Resignation. Any Director may resign at any time by delivering written notice to the Chairman, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon deliver thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.13. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director or the entire Board may be removed from office at any time, but only for cause.

          3.14. Vacancies. Any vacancy occurring on the Board whether by reason of removal, resignation, death or otherwise shall be filled exclusively by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the board.

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          3.15.  Committees.

          3.15.1. Creation and Authority of Committees. The Board may designate one or more committees, each committee to consist of one or more Directors. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for action or (ii) adopting, amending or repealing any By-Laws of the corporation. Each committee which has been established by the Board pursuant to these By-Laws may fix its own rules and procedures.

          3.15.2. Minutes of Meetings. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

          3.15.3. Quorum and Manner of Acting. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

          3.15.4. Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the Chairman, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          3.15.5. Removal. The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-Laws.

          3.16. Compensation. By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum or other compensation for attendance at each Board or committee meeting, or a stated salary or other compensation as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                                   Section 4

                                    Officers

          4.1. Number. The officers of the corporation shall be a Chairman, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

          4.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the annual Board meeting. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual Board meeting or until his or her successor is elected.

          4.3. Resignation. Any officer may resign at any time by delivering written notice to the Chairman, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          4.4. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

          4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

          4.6. Chairman. The Chairman shall be the chief executive officer of the corporation, shall preside over all meetings of the Board and all meetings of stockholders, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. The Chairman may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board of these By-Laws to some other officer or agent of the corporation or when such documents or instruments are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chairman shall perform all duties incident to the office of the chief executive officer and such other duties as are prescribed by the Board from time to time.

          4.7. President. The President shall be the chief operating officer of the corporation. In the event of the death of the Chairman or his or her inability to act, the President shall perform the duties of the Chairman, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chairman. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. The President shall have, to the extent authorized by the Chairman or the Board, the same powers as the Chairman to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned by the Chairman or the Board.

          4.8. Vice President. In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, any Executive Vice President in the order elected, or in the absence thereof any Senior Vice President in the order elected, or in the absence thereof any other Vice President in the order elected) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Any Vice President shall have, to the extent authorized by the Chairman, the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Each Vice President shall perform such other duties as from time to time may be assigned by the Chairman, the President or the Board.

          4.9. Secretary. The Secretary shall: (a) keep minutes of meetings of the stockholders and the Board in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each stockholder and Director; (e) have authority to sign certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the Chairman, the President or other officer authorized by the Chairman, the President or the Board, deeds, mortgages, bonds, contracts or other instruments; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the Chairman, the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

          4.10. Treasurer. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these By-Laws; have authority to sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman, the President or the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

          4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

                                   Section 5

                     Contracts, Loans, Checks and Deposits

          5.1. Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

          5.2. Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority shall be confined to specific instances.

          5.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

          5.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

                                   Section 6

                   Certificates for Shares and Their Transfer

          6.1. Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

          6.2. Certificates for Shares. Certificates representing shares of the corporation shall be signed by the Chairman or the President or the Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all the signatures on the certificate may be a facsimile. All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

          6.3. Stock Records. The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

          6.4. Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

          6.5. Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                                   Section 7

                               Books and Records

          The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

                                   Section 8

                                Accounting Year

          The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

                                   Section 9

                                      Seal

          The seal of the corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                                   Section 10

                                Indemnification

          10.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or an employee of the corporation, he or she or a person of whom he or she is the legal representative is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the rights to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

          10.2. Right of Indemnitee to Bring Suit. If a claim under subsection
10.1 of this Section is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, including attorneys' fees. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

          10.3. Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or By-Laws of the corporation or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          10.4. Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware. The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure that payment of such amounts as may be necessary to effect indemnification as provided in this Section.

          10.5. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effects as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

          10.6. Persons Serving Other Entities. Any person who is or was a Director, officer or employee of the corporation who is or was serving as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 of this Section.

          10.7. Procedures. To obtain indemnification under these By-Laws, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.7, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

          10.8. Binding Effect of Determination. If a determination shall have been made pursuant to Section 10.7 of these By-Laws that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.2 of these By-Laws.

          10.9. Preclusion of Invalidity Defense. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to
Section 10.2 of these By-Laws that the procedures and presumptions of this
Section 10 are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Section 10.

          10.10. Severability. If any provision or provisions of this Section 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Section 10 (including, without limitation, each portion of any paragraph of this Section 10 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 10 (including, without limitation, each such portion of any paragraph of this Section 10 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          10.11.  Definitions.  For purposes of this Section 10:

          "Disinterested Director" means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

          "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under these By-Laws.

          "Change in Control" means the happening of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the corporation (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) Any acquisition directly from the corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the corporation,
                 (2) Any acquisition by the corporation, (3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any entity controlled by the corporation, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10.7;or

          (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10.7 that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the corporation's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Company Securities, as the case may be, (2) no Person (other than the corporation, any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

          10.12 Notices. Any notice, request or other communication required or permitted to be given to the corporation under these By-Laws shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

                                   Section 11

                                   Amendments

          These By-Laws may be amended or repealed and new By-Laws may be adopted by the Board. The stockholders may also amend and repeal these By-Laws or adopt new By-Laws. All By-Laws made by the Board may be amended or repealed by the stockholders. Notwithstanding the foregoing and anything contained in the Certificate of Incorporation of the corporation or these By-Laws to the contrary, Sections 2.2, 3.2, 3.14 and this Section 11 of the By-Laws of the corporation may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66-2/3% of the outstanding stock of all classes entitled to vote thereon.